INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-62298 of Conning Money Market Portfolio a Series of Zodiac Trust of our report dated October 7, 2002 incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statement, and to the references to us under the headings "Independent Accountants" in such Statement of Additional Information and "Financial Highlights" in the Prospectus, which are a part of such Registration Statement.


DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
December 18, 2002